UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operation and Financial Condition.

On May 1, 2019, TPI Composites, Inc. (the Company) issued a press release updating its guidance for the year ending December 31, 2019 and providing preliminary estimated results for the quarter ended March 31, 2019. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Exhibit 99.1 of this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2019, the Company announced the appointment of Ramesh Gopalakrishnan as Chief Operating Officer – Wind, effective May 1, 2019. Mr. Gopalakrishnan will oversee all wind operations globally for the Company.

Mr. Gopalakrishnan, age 51, joined the Company in September 2016 as Vice President, Technology, Transfer and Launch, and was promoted to Senior Vice President, Technology and Industrialization in August 2017 and Senior Vice President, Global Quality, Technology and Latin American Operations in February 2019. Prior to joining the Company, Mr. Gopalakrishnan served as Executive Vice President, Manufacturing for Senvion GmbH from May 2015 to August 2016 and Senior Vice President, Global Blades from February 2013 to April 2015. Prior to joining Senvion GmbH, Mr. Gopalakrishnan served as the Chief Executive Officer of Suzlon Energy Composites from February 2011 to January 2014, where he oversaw blade and mold factories in the United States, China and India and engineering centers in Europe. Prior to joining Suzlon Energy Composites, Mr. Gopalakrishnan served in various operations, supply chain and engineering roles at Halliburton Company and General Electric Company. Mr. Gopalakrishnan holds a B.S. in Mechanical Engineering from the Indian Institute of Technology and a M.S. and Ph.D in Mechanical Engineering from the State University of New York at Stony Brook.

Mr. Gopalakrishnan will be entitled to an annual base salary of $440,000 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual cash incentive bonus program, with a target bonus percentage of 65% of his annual base salary (prorated for days of service in his year of appointment). In addition, Mr. Gopalakrishnan will be entitled to receive a time-based restricted stock unit award with a value of $200,000, subject to approval by the Board of Directors of the Company. The restricted stock unit award will vest in three equal installments on the first, second and third annual anniversary of the date of the grant, respectively, subject to Mr. Gopalakrishnan’s continued employment. Mr. Gopalakrishnan also will be eligible to participate in the Company’s standard employee benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Company may, in its sole discretion, elect to grant to him from time to time.

In the event of a termination of employment by the Company “without cause” or for “good reason” by Mr. Gopalakrishnan (each as defined in Mr. Gopalakrishnan’s employment agreement) and not involving a change of control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Gopalakrishnan will receive cash severance equal to 12 months’ salary continuation, and up to 12 monthly cash payments equal to the Company’s monthly contribution for Mr. Gopalakrishnan’s health insurance.

In the event Mr. Gopalakrishnan is terminated by the Company “without cause” or “for good reason” by Mr. Gopalakrishnan, within 12 months following a change in control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Gopalakrishnan will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance payment equal to 100% of his base salary and 100% of his annual target bonus, (ii) up to 12 monthly cash payments equal to the Company’s monthly contribution for Mr. Gopalakrishnan’s health insurance, (iii) for all outstanding and unvested equity awards of the Company subject to time-based vesting held by Mr. Gopalakrishnan, full accelerated vesting of such awards, with a post-termination exercise period, if applicable, of one year and (iv) for all outstanding and unvested equity awards of the Company subject to performance-based vesting held by Mr. Gopalakrishnan, fully accelerated vesting of such awards to the extent the applicable performance goals have been met at such time. The foregoing description of Mr. Gopalakrishnan’s employment agreement is qualified in its entirety by the terms of such agreement, the form of which has been previously filed with the Securities and Exchange Commission on June 17, 2016 as Exhibit 10.23 to the Company’s registration statement on Form S-1, and which is incorporated herein by reference.

On May 1, 2019, the Company issued a press release regarding Mr. Gopalakrishnan’s appointment, which is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 1, 2019, announcing the Company’s updated guidance for 2019 and preliminary estimated results for the quarter ended March 31, 2019

99.2	Press Release, dated May 1, 2019, announcing the appointment of Ramesh Gopalakrishnan as the Company’s Chief Operating Officer – Wind

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: May 1, 2019	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer